UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas  75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders (the “Annual Meeting”) of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 19, 2016, the stockholders approved the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”) to allow directors to be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Company entitled to vote in the election of directors and delete obsolete provisions.  Accordingly, on May 19, 2016, the Company filed the Second Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware.  The Second Amended and Restated Certificate Incorporation is consistent with Section 141(k) of the Delaware General Corporation Law and a recent ruling by the Delaware Chancery Court, in a proceeding not involving the Company, which provides that, subject to certain exceptions, companies without a classified board or cumulative voting for directors cannot restrict the right of stockholders to remove directors with or without cause under the Delaware General Corporation Law, regardless of provisions in their governing documents purporting to permit removal of directors only for cause.  The summary of the Second Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the complete copy of the Second Amended and Restated Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the approval of the Second Amended and Restated Certificate of Incorporation, the Company’s Board of Directors (the “Board”) approved Amendment No. 1 (“Amendment No. 1”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) on May 19, 2016.  Amendment No. 1 provides that, subject to the provisions of the Second Amended and Restated Certificate of Incorporation, stockholders may remove a director or directors with or without cause.  The purpose of Amendment No. 1 is to align the provisions in the Bylaws regarding the removal of directors with those in the Second Amendment and Restated Certificate of Incorporation, so that they are consistent with Section 141(k) of the Delaware General Corporation Law and the recent ruling by the Delaware Chancery Court.  The summary of Amendment No. 1 is qualified in its entirety by reference to the complete copy of Amendment No. 1, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 19, 2016, the stockholders elected the Board and voted upon three Board proposals contained within our Proxy Statement dated April 7, 2016.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

William Ackman	27,617,300	227,732	7,262	5,378,143
Adam Flatto	27,709,533	136,654	6,107	5,378,143
Jeffrey Furber	27,705,152	141,551	5,591	5,378,143
Allen Model	27,709,005	137,716	5,573	5,378,143
R. Scot Sellers	27,577,666	268,601	6,027	5,378,143
Steven Shepsman	27,711,642	135,089	5,563	5,378,143
Burton M. Tansky	27,718,622	127,981	5,691	5,378,143
Mary Ann Tighe	27,709,697	137,467	5,130	5,378,143
David R. Weinreb	27,793,499	52,868	5,927	5,378,143

The stockholders approved the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes

An advisory (non-binding) vote to approve the compensation of our named executive officers	27,183,103	640,164	29,027	5,378,143

Proposal	For	Against	Abstentions

A vote to approve the Second Amended and Restated Certificate of Incorporation to permit stockholders to remove directors with or without cause and delete obsolete provisions	33,059,955	26,530	143,952

Proposal	For	Against	Abstentions

A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016	33,188,004	16,248	26,185

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certification of Incorporation of The Howard Hughes Corporation

3.2	Amendment No. 1 to the Amended and Restated Bylaws of The Howard Hughes Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel

Date: May 24, 2016